UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) May 7, 2015 ______________________
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Mark. S. Hiltwein.  On May 11, 2015, Rand Logistics, Inc. (“Rand” or the “Company”) announced the appointment of Mark S. Hiltwein, age 51, as Chief Financial Officer of the Company, effective May 11, 2015.

A summary of the material terms and conditions of Mr. Hiltwein’s employment offer letter (the “Offer Letter”) is set forth below.  The below description of the Offer Letter does not purport to be complete and it is qualified in its entirety by reference to the Offer Letter, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

There are no arrangements or understandings between Mr. Hiltwein and any other person pursuant to which Mr. Hiltwein was appointed as an officer of the Company.  There are no family relationships between Mr. Hiltwein and any director or executive officer of the Company.  There are no transactions between Mr. Hiltwein and the Company that would be reportable under 404(a) of Regulation S-K.

Offer Letter. The Offer Letter provides that Mr. Hiltwein will become Chief Financial Officer of the Company on May 11, 2015.

General. The Offer Letter has no specified term, and Mr. Hiltwein’s employment with the Company will be on an at-will basis. Mr. Hiltwein will be entitled to participate in the Company’s benefit programs, including the Company’s 401(k) Plan, as they may be in effect from time to time.

Base Salary and Target Bonus. Mr. Hiltwein will receive an initial base salary at the annual rate of $350,000 and a target short-term (cash) bonus opportunity in fiscal 2016 of 57% of his annual base salary, which will be pro-rated for the period of his tenure in fiscal year 2016.  This performance-based cash bonus is based on the achievement of a combination of financial and individual objectives.

Sign-On Equity Grant. Within thirty days of the commencement of his employment, Mr. Hiltwein will receive a grant of 100,000 stock options with a ten-year term under the Company’s 2007 Long-Term Incentive Plan (the “Plan”).

Long-Term Equity. The Offer Letter also provides that Mr. Hiltwein is eligible for long-term equity incentive compensation in fiscal 2016 in accordance with the Plan, with an initial targeted payout level of 71% of his annual base salary, which will be pro-rated for the period of his tenure in fiscal year 2016.

Biographical and Other Information.  Prior to joining Rand, Mr. Hiltwein served as President, Envelope Group of Cenveo, Inc. from August 2012 until September 2014.  He was Chief Financial Officer of Cenveo from December 2009 to August 2012, and also from July 2007 to June 2009.  From June 2009 to December 2009, Mr. Hiltwein served as Cenveo’s President of Field Sales and Manufacturing.  From July 2005 to July 2007, he was President of Smartshipper.com, an online third party logistics company.   From February 2002 through July 2005, Mr. Hiltwein was Executive Vice President and Chief Financial Officer of Moore Corporation Limited, a $3.5 billion printing company.  Prior to that, he served as Senior Vice President and Controller of Moore Corporation Limited from December 2000 to February 2002.  Mr. Hiltwein served in a number of financial positions from 1992 through 2000 with L.P. Thebault Company, a commercial printing company, including Chief Financial Officer from 1997 through 2000.   Mr. Hiltwein began his career at Mortenson and Associates, a regional public accounting firm where he held various positions in the audit department. Mr. Hiltwein is a graduate of Kean University in New Jersey with a Bachelor’s degree in accounting.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, dated May 7, 2015, by and between Rand and Mark Hiltwein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015	RAND LOGISTICS, INC.

	By:	/s/ Joseph W. McHugh, Jr.
Joseph W. McHugh, Jr.
Vice President